Exhibit 5.2

[Letterhead of Fox Rothschild LLP]

May 4, 2016

Wright Medical Group N.V.

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

Re:	Wright Medical Group N.V.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Wright Medical Group N.V., a public company with limited liability (naamloze vennootschap) organized under the laws of the Netherlands (the “Company”), in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form S-3, dated the date hereof (the “Registration Statement”), with the United States Securities and Exchange Commission. The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the issuance, offer and sale by the Company, or certain shareholders of the Company to be identified in one or more Prospectus Supplements, from time to time of:

(a)	ordinary shares in the capital of the Company, each with a par value €0.03 (the “Ordinary Shares” and each an Ordinary Share);

(b)	one of more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture between the Company, as issuer, and a trustee (a form of which is included as Exhibit 4.5 to the Registration Statement) and one or more board resolutions, supplemental indentures thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplemental indenture or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”);

(c)	warrants to purchase Debt Securities or Ordinary Shares (“Warrants”), such Warrants to be issued under a separate warrant agreement (“Warrant Agreement”);

(d)	senior or subordinated guarantees for the benefit of holders of specified underlying securities (“Guarantees”), such Guarantees to be issued under a separate guarantee agreement (“Guarantee Agreement”); and

(e)	units consisting of two or more of the Securities (as defined below) (“Units”), such Units to be issued under a separate unit agreement (“Unit Agreement”).

Wright Medical Group N.V.

May 4, 2016

Units may include, in whole or in part, Ordinary Shares. The Debt Securities, Ordinary Shares, Warrants, Guarantees and Units, plus any additional Debt Securities, Ordinary Shares, Warrants, Guarantees and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the United States Securities and Exchange Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities”, and each a “Security.”

The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements to the Prospectus contained in the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

a. the Registration Statement and Prospectus;

b. a copy of the opinion furnished by Stibbe N.V., the Company’s legal counsel in the Netherlands; and

c. such other documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Documents and such other records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Securities, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors consistent with the procedures and terms described in the Registration Statement and in accordance with the applicable Dutch law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer and sale of any Securities, the Registration Statement will have become effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a Prospectus and any and all Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable laws and in the manner stated in the Registration Statement and any required post-effective amendment thereto and the Prospectus and any applicable Prospectus Supplement; (v) any Debt Securities will be issued under one or more Applicable Indentures, which will state that New York law governs; (vi) any

Wright Medical Group N.V.

May 4, 2016

Warrants will be issued under one or more Warrant Agreements, which will state that New York law governs; (vii) any Guarantees will be issued under one or more Guarantee Agreements, which will state that New York law governs, (viii) any Units will be issued under one or more Unit Agreements, which will state that New York law governs; and (ix) the Securities will be delivered against payment of valid consideration therefore, and in accordance with the terms of the applicable corporate action authorizing such sale and any applicable underwriting agreement, purchase agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any Warrants or any unit agreement for any Units, namely, the warrant agent or unit agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such warrant agreement or unit agreement; that such warrant agreement or unit agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such warrant agreement or unit agreement with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement or unit agreement.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1.	When the Applicable Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Warrant Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

When the applicable Guarantee Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Guarantees have been duly established in accordance with the

Wright Medical Group N.V.

May 4, 2016

terms of the applicable Guarantee Agreement and authorized by all necessary corporate action of the Company, and such Guarantees have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Guarantee Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Guarantees have been duly authorized and reserved for issuance by all necessary corporate action), such Guarantees will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	When the applicable Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Units have been duly established in accordance with the terms of the applicable Unit Agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Unit Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion that any document is legal, valid and binding is qualified as to and we give no opinion with respect to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) right to indemnification and contribution which may be limited by applicable law or equitable principles; (iii) general principles of equity including, without limitation, concepts of materiality, reasonableness, conscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether the applicable agreements are considered in a proceeding in equity or at law; and (iv) any provisions relating to the choice of forums for resolving disputes.

This opinion is limited to the federal laws of the United States of America and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We express no opinion as to the laws of the Netherlands. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Debt Securities, Warrants, Guarantees or Units. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion. For the purposes of our opinion, we have assumed that the Company has been duly incorporated and is a company with limited liability organized under the laws of the Netherlands. With respect to all matters of Dutch law, we note that you are being provided with the opinion, dated the date hereof, of Stibbe N.V., Dutch legal advisor to the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Wright Medical Group N.V.

May 4, 2016

This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP